UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2026

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301, Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 PSU Awards

On April 7, 2026 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of ProFrac Holding Corp. (the “Company”) granted performance-based restricted stock unit (“PSU”) awards (the “2026 PSU Awards”) under the Company’s 2022 Long Term Incentive Plan to certain of the Company’s executive officers, including (i) 287,500 PSUs to Matthew D. Wilks, the Company’s Executive Chairman; (ii) 287,500 PSUs to Johnathan L. Wilks, the Company’s Chief Executive Officer; (iii) 270,000 PSUs to Austin Harbour, the Company’s Chief Financial Officer; and (iv) 150,000 PSUs to Matthew Greenwood, the Company’s Chief Commercial Officer. Each PSU represents the right to receive one share of the Company’s Class A common stock.

The 2026 PSU Awards are subject to the terms and conditions set forth in a Performance-Based Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (the “2026 PSU Award Agreement”). Each 2026 PSU Award is subject to both a time-based vesting condition and stock price performance targets. The time-based vesting condition requires that the applicable executive officer remain continuously employed by and in good standing with the Company or an affiliate through the first anniversary of the Grant Date (the “Time-Based Vesting Date”). Following the Time-Based Vesting Date, a percentage of the PSUs will vest when the Company certifies that the following stock price targets have been achieved: 10% of the PSUs, when the average of the daily volume-weighted average price per share of the Company’s Class A common stock over the most recent 30 trading days (the “VWAP Threshold”) equals or exceeds $7.00; 25% of the PSUs, when the VWAP Threshold equals or exceeds $10.00; 25% of the PSUs, when the VWAP Threshold equals or exceeds $14.00; and 40% of the PSUs, when the VWAP Threshold equals or exceeds $18.00. Settlement of vested PSUs will occur as soon as administratively practicable and no later than 30 days following the applicable vesting date. The 2026 PSU Awards will expire on April 7, 2036, and any PSUs that have not vested as of such date will be forfeited. Upon the expiration and forfeiture of unvested PSUs, the Company and the applicable executive officer will negotiate in good faith to establish a new incentive compensation arrangement on mutually acceptable terms, subject to the Committee’s approval.

The foregoing description of the 2026 PSU Awards does not purport to be complete and is qualified in its entirety by reference to the form of 2026 PSU Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CFO Special Incentive Award

On April 7, 2026, the Committee also approved a special cash incentive award in the aggregate amount of $1,000,000 (the “2026 CFO Award”) to Mr. Harbour in recognition of his continued service as Chief Financial Officer of the Company. The 2026 CFO Award is payable in four equal quarterly installments of $250,000 each, subject generally to Mr. Harbour’s continued employment with the Company through each applicable quarterly payment date, with the first installment deemed to be vested as of March 31, 2026 and the subsequent installments vesting on June 30, 2026, September 30, 2026 and December 31, 2026, respectively. The 2026 CFO Award is governed by a Special Incentive Agreement, effective as of January 1, 2026, between Mr. Harbour and ProFrac Holdings II, LLC (the “2026 CFO Award Agreement”).

If Mr. Harbour voluntarily terminates his employment or if he is terminated by the Company for Cause (as defined in Mr. Harbour’s Executive Employment Agreement, dated June 17, 2024) during calendar year 2026, he will forfeit his right to receive any remaining unvested portion of the 2026 CFO Award and must repay to the Company any portion of the 2026 CFO Award already paid to him no later than 30 days after his last day of employment or the final adjudication that the Company terminated Mr. Harbour’s employment for Cause, respectively. Mr. Harbour has further agreed that if he voluntarily terminates his employment within 12 months of receipt of any portion of the 2026 CFO Award, he must repay all portions paid to him within the prior 12 months. If the Company terminates Mr. Harbour’s employment without Cause during calendar year 2026, his right to any further unvested portion of the 2026 CFO Award will be forfeited, but he will have no obligation to repay any amounts already paid.

The foregoing description of the 2026 CFO Award does not purport to be complete and is qualified in its entirety by reference to the 2026 CFO Award Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*+	Form of Performance-Based Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the ProFrac Holding Corp. 2022 Long Term Incentive Plan.
10.2*+	Special Incentive Agreement, effective as of January 1, 2026, by and between Austin Harbour and ProFrac Holdings II, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
+	Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

Dated: April 13, 2026	By:	/s/ Steven Scrogham
Steven Scrogham
Chief Legal Officer, Chief Compliance Officer and Corporate Secretary